                                                                  EXHIBIT   21.1
                                                                  --------------

                                   RPM, INC.
                                   ---------
   The following is a list of the direct and indirect operating subsidiaries of RPM, Inc. as of May 31, 1994:

                                                                                                     Percentage of
                                                Jurisdiction of                                    Securities Owned
            Name                                Incorporation                                   By RPM, Inc. (1)(2)(3)
            ----                                -------------                                   ----------------------
          Bondex International, Inc.               Ohio                                               100%

          Consolidated Coatings                    Ohio                                               100%
            Corporation

          Day-Glo Color Corp.                      Ohio                                               100%

          Kop-Coat, Inc.                           Ohio                                               100% (4)

          Mameco International, Inc.               Ohio                                               100% (5)

          Republic Powdered Metals, Inc.           Ohio                                               100% (6)

          RPM of North Carolina, Inc.              Ohio                                               100% (6)

          RPM World Travel, Inc.                   Ohio                                               100%

          Talsol Corp.                             Ohio                                               100%

          Euchem, Inc.                             Ohio                                               100% (7)

          The Testor Corporation                   Ohio                                               100%

          Westgate Advertising, Inc.               Ohio                                               100%

          Label Systems Corporation                Connecticut                                        100%

          BSP Systems, Inc.                        Delaware                                           100% (6)

          Carboline Company                        Delaware                                           100% (8)

          Carboline International                  Delaware                                           100% (8)
            Corporation

          RPM World Trade, Inc.                    Delaware                                           100% (9)

          Stonhard, Inc.                           Delaware                                           100% (10)

          Wisconsin Protective Coatings            Delaware                                           100% (11)
            Corp.

          PCI Industries, Inc.                     Florida                                            100% (12)

          American Emulsions Co., Inc.             Georgia                                            100% (13)

          Dynatron/Bondo Corporation               Georgia                                            100% (14)

          Lubraspin Corporation                    Georgia                                            100% (13)

                                                                                          Percentage of
                                               Jurisdiction of                          Securities Owned
                 Name                          Incorporation                          By RPM, Inc. (1)(2)(3)
                 ----                          -------------                          ----------------------
          Select Dye & Chemical, Inc.              Georgia                                   100% (13)

          Bradshaw-Praeger & Co., Inc.             Illinois                                  100% (12)

          Design/Craft Fabric Corporation          Illinois                                  100%

          RPM of Illinois, Inc.                    Illinois                                  100% (17)

          Chemical Specialties                     Maryland                                  100%
            Manufacturing Corporation

          RPM of Mass, Inc.                        Massachusetts                             100% (15)

          Haartz-Mason, Inc.                       Massachusetts                             100% (15)

          Mantrose-Haeuser Co., Inc.               Massachusetts                             100% (12)

          Westfield Coatings                       Massachusetts                             100% (15)
            Corporation

          Craft House Corporation                  Michigan                                  100%

          Carboline World-Wide                     Missouri                                  100% (8)
            Corporation

          William Zinsser and Co.,                 New Jersey                                100% (12)
            Incorporated

          Alox Corporation                         New York                                  100% (4)

          Floquil-Polly S Color Corp.              New York                                  100%

          Mohawk Finishing Products,               New York                                  100%
            Inc.

          Richard E. Thibaut, Inc.                 New York                                  100% (12)

          Chemical Coatings, Inc.                  North Carolina                            100%

          Paramount Technical Products,            South Dakota                              100% (5)
            Inc.

          Briner Paint Mfg. Co.                    Texas                                     100% (11)

          Sentry Polymers, Inc.                    Texas                                     100%

          First Colonial Insurance                 Vermont                                   100%
            Company

          Bondex International                     Canada                                    100%
            (Canada) Ltd.

          Bondo Canada Limited                     Canada                                    100% (14)

          Stonhard Canada Limited                  Canada                                    100% (10)





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

                                                                                                  Percentage of
                                                         Jurisdiction of                        Securities Owned
                 Name                                    Incorporation                       By RPM, Inc. (1)(2)(3)
                 ----                                    -------------                       ----------------------
          RPM/Belgium N.V.                                  Belgium                                   100%  (8)

          Radiant Color N.V.                                Belgium                                   100% (16)

          Martin Mathys N.V.                                Belgium                                   100% (16)

          RPM/France S.A.                                   France                                    100%

          Stonhard France SARL                              France                                    100% (10)

          Stonhard GmbH                                     Germany                                   100% (10)

          Stonhard Latin America                            Mexico                                    100% (10)

          RPM/Europe B.V.                                   Netherlands                               100% (16)

          RPM/Netherlands B.V.                              Netherlands                               100%

          RPM/Luxembourg S.A.                               Luxembourg                                100%  (8)

          _____________________________________________

 (1) The ownership of Directors' qualifying shares by persons other than RPM, Inc. is not reflected in the stated percentage ownership.

 (2)     Included in the Company's consolidated financial statements.

 (3) In addition, RPM, Inc. owns 100% of the outstanding shares of Cal-O-Cam, Inc., a Michigan corporation, FOPECO, Inc., a New York corporation, and RPM Finance N.V., a Netherlands Antilles corporation, all of which are non-operating subsidiaries. The outstanding shares of Alox International Sales Corp., a New York corporation which is a non-operating subsidiary, are owned by Alox Corporation, a wholly owned subsidiary of Kop-Coat, Inc., a wholly owned subsidiary of RPM, Inc.

 (4) Kop-Coat, Inc. owns 100% of the outstanding shares of Alox Corporation, a New York corporation.

 (5) Mameco International, Inc. owns 100% of the outstanding shares of Paramount Technical Products, Inc., a South Dakota corporation.

 (6) Republic Powdered Metals, Inc. owns 100% of the outstanding shares of BSP Systems, Inc., a Delaware corporation. BSP Systems, Inc. and RPM of North Carolina, Inc. each own 50% of AGR Company, an Ohio general partnership.

 (7) Euchem, Inc. owns 50% of The Euclid Chemical Company, an Ohio General Partnership.

 (8) Carboline Company owns 100% of the outstanding shares of Carboline World-Wide Corporation and Carboline International Corporation. Through Carboline International Corporation,

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
         Carboline owns 100% of Carboline Dubai Corporation, a Missouri corporation, and 100% of Carboline Marine, Ltd., a Delaware corporation. Carboline International Corporation also owns less than 50% interests in corporations in Korea, Norway, Japan, India, and Australia. Carboline International Corporation owns 12% of RPM/Luxembourg S.A. and 4% of RPM/Belgium N.V., and the Company directly owns the remaining 88% of RPM/Luxembourg S.A. and 96% of RPM/Belgium N.V.

 (9)     DISC Corporation.

(10) Stonhard, Inc. owns 100% of the outstanding shares of Stonhard Canada Limited, a Canadian federal corporation, Stonhard France SARL, a France corporation, Stonhard GmbH, a Germany corporation, and Stonhard Latin America, a Mexico corporation.

(11) Wisconsin Protective Coatings, Corp. owns 100% of the outstanding shares of Briner Paint Mfg. Co., a Texas corporation.

(12) William Zinsser and Co., Incorporated owns 100% of the outstanding shares of Bradshaw-Praeger & Co., Inc., an Illinois corporation, Richard E. Thibaut, Inc., a New York corporation, PCI Industries, Inc., a Florida corporation, and Mantrose-Haeuser Co., Inc., a Massachusetts corporation.

(13) American Emulsions Co., Inc. owns 100% of the outstanding shares of each of the following Georgia corporations: Lubraspin Corporation and Select Dye & Chemical, Inc.

(14) Dynatron/Bondo Corporation owns 100% of the outstanding shares of Bondo Canada Limited, an Ontario corporation.

(15) RPM of Mass, Inc. owns 100% of the outstanding shares of the following Massachusetts corporations: Haartz-Mason, Inc. and Westfield Coatings Corporation.

(16) RPM, Inc. owns 100% of RPM/Europe B.V., a Netherlands holding company. Radiant Color N.V. is a Belgium operating company, of which RPM/Europe B.V. owns 1,249 shares and RPM, Inc. owns 4 shares. Radiant Color N.V. owns all of the outstanding shares of Martin Mathys N.V., a Belgium corporation.

(17) Will be merged with and into Rust-Oleum Corporation, an Illinois corporation, pursuant to which Rust-Oleum Corporation (as the surviving corporation) will be acquired by RPM, Inc.



373/06821RPG.403





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